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                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Memberworks Incorporated of our report dated September 8, 2004 relating to the financial statements and financial statement schedule, which appears in Memberworks Incorporated's Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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New York, New York
November 5, 2004